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                                                                    Exhibit 21.1

                              List of Subsidiaries

              Subsidiary                     Jurisdiction of Formation
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Knowles Electronics B.V.I. Ltd.              British Virgin Islands

Knowles Electronics Japan, K.K.              Japan

Knowles Electronics (Malaysia) Sdn. Bhd.     Malaysia


Knowles Electronics Suzhou Co. Ltd.          Peoples Republic
                                             of China/Suzhou

Knowles Electronics Taiwan, Ltd.             Republic of China

Knowles Electronics Trading                  Peoples Republic
(Shanghai) Co. Ltd.                          of China/Shanghai

Knowles Europe                               United Kingdom

Knowles Manufacturing Ltd. ("KML")           Delaware


Emkay Innovative Products, Inc.              Delaware

Ruf electronics GmbH ("Ruf")                 Germany

Knowles Electronics, LLC                     Delaware

Knowles Intermediate Holding Inc.            Delaware

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Ruf electronics Kft                          Hungary

Ruwido Austria Ges. m.b.H. ("Ruwido")        Austria


Ruwido Austria Gesellschaft m.b.H.           Austria
& Co. K.G. ("Ruwido K.G.")

Ruwido austria GmbH ("Ruwido austria")       Austria

Ruwido Gmbh & Co. K.G.                       Germany

Ruwido Gmbh                                  Germany

Synchro-Start Products Europe Limited        United Kingdom


Synchro-Start Products, Inc. ("SSPI")        Delaware
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